Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT dated as of April 6, 2006 (this “Amendment”) to the Credit Agreement dated as of March 15, 2005 (the “Credit Agreement”) by and among VEECO INSTRUMENTS INC., a Delaware corporation (the “Company”), the Lenders party thereto and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders have agreed to amend such provisions of the Credit Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.             Amendments.

a.             The following definition is hereby added to Section 1.01 of the Credit Agreement in its appropriate alphabetical order:

“Repurchase Date” shall mean that date when repurchases of outstanding Subordinated Notes by the Company exceed $35,000,000, in the aggregate.”

b.             The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to add the following new sentence at the end thereof:

“Notwithstanding anything to the contrary herein, all gains associated with repurchases by the Company of the outstanding Subordinated Notes shall be deemed extraordinary gains for purposes of the calculation of Consolidated EBITDA.”

c.             Section 3.02(d) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(d) to finance repurchases by the Company of the Subordinated Notes.”

d.             Section 7.06(g) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(g) so long as no Default or Event of Default shall have occurred and is then continuing or would result therefrom, repurchases by the Company of the Subordinated Notes, provided that (i) expenditures for all such repurchases shall not exceed $80,000,000, in the aggregate, and (ii) the Company shall notify the Lenders promptly following completion of any such repurchase”

e.             Section 7.13(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(b)         Consolidated Quick Ratio.  Permit the Consolidated Quick Ratio to be less than 1.00:1.00, at any time prior to the Repurchase Date, and 1.30:1.00, at any time thereafter.

2.             Conditions to Effectiveness.

This Amendment shall become effective upon receipt by the Administrative Agent of: (a) this Amendment, duly executed by the Company and the Guarantors; and (b) executed consents from the Required Lenders authorizing the Administrative Agent to execute this Amendment on behalf of the Lenders.

3.             Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

The amendments set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred.

The Company hereby represents and warrants that (a) after giving effect to this Amendment, the representations and warranties made by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless any such representation or warranty is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

The Company hereby further represents and warrants that the execution, delivery and performance by the Company of this Amendment and the Credit Agreement, as amended by this Amendment, (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company, (ii) any order of any court or other Governmental Authority binding on the Company or (iii) any agreement or instrument binding on the Company.  Each of this Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Company.

This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

This Amendment shall constitute a Loan Document.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Lenders, have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

VEECO INSTRUMENTS INC.		HSBC BANK USA, NATIONAL
ASSOCIATION, as Administrative Agent

By:	/s/ John F. Rein, Jr.	By:	/s/	Christopher Mendelsohn
Name:	John F. Rein, Jr.	Name:		Christopher Mendelsohn
Title:	Executive Vice President and	Title:		First Vice President
Chief Financial Officer

The undersigned, not parties to the Credit Agreement but as Guarantors under the Guaranty dated as of the Closing Date executed in favor of the Lenders, each hereby (a) accept and agree to the terms of the foregoing Amendment; (b) acknowledge and confirm that all terms and provisions contained in the Guaranty are, and shall remain, in full force and effect in accordance with their respective terms; (c) reaffirm and ratify all of the representations and covenants contained in the Guaranty; and (d) represent, warrant and confirm the non-existence of any offsets, defenses and counterclaims to its obligations under the Guaranty.

VEECO COMPOUND SEMICONDUCTOR INC.
VEECO ION BEAM EQUIPMENT INC.
VEECO SLIDER PROCESS EQUIPMENT INC.
VEECO TUCSON INC.

By:	/s/	John F. Rein, Jr.
Name:		John F. Rein, Jr.
Title:		Vice President of each of the foregoing
corporations

VEECO METROLOGY, LLC
By:		Veeco Instruments Inc., its Sole Member

		By:	/s/	John F. Rein, Jr.
		Name:		John F. Rein, Jr.
		Title:		Executive Vice President and Chief
Financial Officer